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                                     EXHIBIT 99.3


                                                           FOR IMMEDIATE RELEASE

CONTACT: KIRK BREWER
         847.256.9282


                       JACOR ANNOUNCES TRANSACTION TO PURCHASE
                             ASSETS OF FOUR OHIO STATIONS


CINCINNATI, JAN. 15 -- Jacor Communications, Inc. (NASDAQ: JCOR) said today that it has entered into an agreement to purchase the assets of WIMA-AM and WIMT-FM, Lima, Ohio, WBUK-FM, Fort Shawnee, Ohio, and WLVZ-FM, St. Marys, Ohio, from Lima Broadcasting. The transaction is subject to regulatory approval.

    Randy Michaels, Jacor chief executive officer, and, "These stations fit very well with our regional broadcast strategy."

    Jacor Communications is headquartered in Cincinnati. Including announced pending acquisitions, Jacor owns, operates, represents or provides programming for 122 radio stations in 26 U.S. broadcast areas. The company also owns WKRC-TV in Cincinnati. Jacor plans to pursue growth through continued acquisitions of complementary stations within its existing broadcast locations, and radio groups or individual stations with significant presence in other attractive locations.


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